Exhibit 10.2


     Agreement dated as of October 1, 2004 between Mediscience Technology Corp., a New Jersey corporation (the "Company"), and Peter Katevatis ("Katevatis").

                                 R E C I T A L S
                                 ---------------

     WHEREAS, in June 1998 the Company granted to Katevatis the right and option (the "Option") to convert any debt then or thereafter owed to Katevatis by the Company into shares of Common Stock of the Company at a conversion rate of $0.25 share for any principal or interest on such debt so converted; and

     WHEREAS, the Company and Katevatis wish to confirm that the Option always had unexpressed conditions that they wish to now make express;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Katevatis and the Company hereby agree that the Option had always expressly provided as follows:

          "In consideration of the agreement by Peter Katevatis, Esq. to forbear any and all collection action against the Company for any and all debts now or hereafter owing to Katevatis by the Company, including, without limitation, debts arising from salary, bonuses, and legal fees not paid in cash by the Company to Katevatis, the Company hereby grants to Katevatis a right and option (the "Option") to convert any of all of such debt, including any interest payable with respect to any portion of such debt, into fully paid and nonassessable shares of Common Stock of the Company at a conversion rate of $0.25 per share; provided, however, that the holder of the Option shall give the Company at least seventy (70) days' prior written notice setting forth its intention to exercise the Option. The Option is unlimited in duration and may be assigned, in whole or in part, without condition to any assignee or heir of Katevatis. The Option, unless and until exercised, shall not extinguish or negate any of the debt which is the subject of the Option."

     IN WITNESS WHEREOF, the Company and Katevatis have executed and delivered this Agreement as of the date first above written.


                                                Mediscience Technology Corp.

                                                By: /s/ Michael Engelhart
                                                    ---------------------
                                                    Michael Engelhart
                                                    President

                                                    /s/ Peter Katevatis
                                                    -------------------
                                                    Peter Katevatis